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                                  Exhibit 23.2

                         Consent of Yossi Avraham & Co.

                       [LETTERHEAD OF YOSSI AVRAHAM & CO.]


                                                                    June 5, 2003

By Fax

InkSure Technologies Inc.
Attn: Mr. Eyal Bigon, CFO

Re: InkSure Technologies Inc. - Form SB-2

We hereby confirm our consent to use the name of this law firm in connection with the Risk Factors under the headlines: (i) "Under current Israeli law, InkSure Ltd. May not be able to enforce covenants not to compete" and (ii) "Our Shareholders may face difficulties in the enforcement of civil liabilities" from the word "However, subject to (in the 12th line)..." through the end of such paragraph, in the Form SB-2 filed by you with the SEC.


                                                           Very truly yours,

                                                       /s/ Yossi Avraham & Co.
                                                           ---------------------
                                                           YOSSI AVRAHAM & CO.